                          INDEPENDENT AUDITORS' CONSENT

     We consent to the reference to us under the caption "Risk Factors--Risks Relating to Qualification and Operation as a REIT--Effect of Distribution Requirement" in the Prospectus Supplement dated May 17, 1995 to the Registration Statement, No. 33-58693 of Shurgard Storage Centers, Inc.

DELOITTE & TOUCHE LLP

Seattle, Washington
May 16, 1995



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